EXHIBIT 23.3


                                    CONSENT

We consent to the reference to our firm under the caption 'Experts' and to the use of our report dated May 19, 1995, in the Registration Statement (Form S-4 No. 33-60085) and related Prospectus of Players International, Inc. for the registration of $150,000,000 10 7/8% Senior Notes Due 2005.

                                          ERNST & YOUNG, LLP

Philadelphia, Pennsylvania
September 15, 1995
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